PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CONFERENCE CALL FOR FIRST TRUST DYNAMIC EUROPE EQUITY INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- June 28, 2016 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Dynamic Europe Equity Income Fund (NYSE: FDEU) (the "Fund") intends to host a conference call with Henderson Global Investors (North America) Inc. and Henderson Investment Management Limited, the Fund's investment sub-advisors, on TUESDAY, JULY 12, 2016, AT 10:00 A.M. CENTRAL TIME. The purpose of the call is to hear the Fund's sub-advisors provide an update for the market and the Fund.

--    Dial-in Numbers: (888) 461-2018; International (719) 785-1759; and
      Passcode # 246854. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (888) 203-1112; and International (719) 457-0820 Passcode # 4392887. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, August 12, 2016.

The Fund is a non-diversified, closed-end management investment company that seeks to provide a high level of current income with a secondary focus on capital appreciation. The Fund seeks to achieve its investment objectives by investing at least 80% of its managed assets in a portfolio of equity securities of European companies of any market capitalization, including, but not limited to, common and preferred stock that pay dividends, depositary receipts and real estate investment trusts. The Fund seeks to focus its equity investments on income producing securities. The Fund utilizes a dynamic currency hedging process, which includes, at the discretion of the portfolio managers, the use of forward foreign currency exchange contracts to hedge a portion of the Fund's currency exposure. To generate additional income, the Fund writes (or sells) call options on portfolio equity securities and certain broad-based securities indices in an amount up to 40% of the value of its managed assets.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $97 billion as of May 31, 2016 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Henderson Global Investors (North America) Inc. ("Henderson") serves as the Fund's investment sub-advisor. Henderson is an indirect, wholly-owned subsidiary of Henderson Group plc ("Henderson Group"), a London-based global investment management firm that provides a full spectrum of investment products and services to clients around the world. First Trust Advisors L.P. and Henderson have engaged Henderson Investment Management Limited, a registered investment adviser and an indirect, wholly-owned subsidiary of Henderson Group, as the sub-sub-advisor responsible for certain investment decisions of the Fund. With offices in 19 cities and more than 1,000 employees worldwide, Henderson Group managed approximately $133.3 billion in assets as of March 31, 2016.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com in advance of the call and refer to FDEU, by Friday, July 8, 2016, 10:00 A.M. Central Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

Principal Risk Factors: Investment in this Fund involves no operating history risk, is not a complete investment program, investment and market risk, market discount from net asset value risk, conversion risk, non-diversified status risk, management risk and reliance on key personnel, common stock risk, non-U.S. securities risk, European markets risk, emerging markets risk, foreign currency risk, geographic concentration risk, market disruption and geopolitical risk, redenomination risk, preferred stock risk, real estate investment trust risk, credit and below investment grade securities risk, fixed income securities risk, U.S. government debt securities risk, non-U.S. Government debt securities risk, illiquid and restricted securities risk, income risk, derivative transactions risk, option overlay strategy risk, forward foreign currency exchange contracts risk, counterparty risk, leverage risk, initial public offering ("IPO") risk, quarterly special distribution program risk, valuation risk, inflation/deflation risk, portfolio turnover risk, potential conflicts of interest risk, tax risk, risk related to anti-takeover provisions and secondary market for the Fund's common shares.

The risks of investing in the Fund are spelled out in the prospectus, shareholder report and other regulatory filings.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.